Exhibit 10.8

        October 21                 , 2019

To: Burning Rock (Beijing) Biotechnology Co., Ltd. (the “VIE Entity”)

To Whom It May Concern:

To ensure the cash flow requirements of the VIE Entity’s operations are met and/or to set off any loss accrued during such operations, the undersigned, Burning Rock Biotech Limited (the “Company”), in consideration of the benefits to the Company accruing from the VIE Entity, is obligated and hereby undertakes to provide unlimited financial support to the VIE Entity, to the extent permissible under the applicable PRC laws and regulations, whether or not any such operational loss is actually incurred. The form of financial support shall include, but not limited to, extension of cash, entrusted loans and borrowings. The Company will not request repayment of the loans or borrowings if the VIE Entity or its shareholders do not have sufficient funds or are unable to repay.

The undersigned agrees and acknowledges such undertaking shall be irrevocable and continuously valid from     October 21                , 2019 until the earlier of (1) the date on which all of the equity interests of the VIE Entity have been acquired directly or indirectly by the Company or its designated representative (individual or legal person); or (2) the date of unilateral termination by the Company, at its sole and absolution discretion, by giving thirty (30) days prior written notice to the VIE Entity of its intention to terminate this letter.

Please confirm receipt of this letter by returning a signed copy of this letter to the undersigned.

Burning Rock Biotech Limited

/s/ HAN Yusheng
Name:	HAN Yusheng
Title:	Authorized Signatory